SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section13 or 15(d) of the securities exchange act of 1934

       Date of Report (date of earliest event reported): FEBRUARY 5, 2003

                          WILLIS GROUP HOLDINGS LIMITED
             (Exact name of Registrant as specified in its charter)

          BERMUDA                001-16503 13-5160382        (IRS Employer
(Jurisdiction of incorporation     (Commission File        Identification No.)
     or organization)                   Number)

                               Ten Trinity Square
                            London EC3P 3AX, England
                    (Address of principal executive offices)

      Registrant's telephone number, including area code: +44 20 7488 8111

                                 Not Applicable
         (Former name or former address, if changed since last report.)

( BW)(NY-WILLIS-GROUP-HOLDINGS)(WSH) Willis Group Reports Record
Fourth Quarter and 2002 Operating Results; Declares Initial Quarterly Dividend; Provides Outlook

    Business Editors

    NEW YORK--(BUSINESS WIRE)--Feb. 5, 2003--Willis Group Holdings Limited (NYSE: WSH):

    Highlights:

    -- Twelve consecutive quarters of record revenue and operating earnings

    -- Strong balance sheet and cash flow supports initiation of quarterly cash dividend

   --  Well-positioned for continued growth

    Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, today reports record revenue and operating cash earnings growth for the quarter and year ended December 31, 2002.
   In recognition of the Company's strong balance sheet and cash flow, the Board of Directors declared an initial quarterly cash dividend of $0.125 per common share on the Company's common stock, or $0.50 per share per annum. The dividend will be paid April 15, 2003 to shareholders of record March 31, 2003.
    Operating cash earnings for the fourth quarter of 2002 rose 69% to $83 million, or $0.49 per diluted share, compared to $49 million, or $0.30 per diluted share, a year ago. Operating cash earnings represents net income excluding non-cash compensation for performance-based stock options, amortization of goodwill and other intangibles, and gain or loss on disposal of operations.
    Total reported revenues increased 25% to $483 million in the fourth quarter of 2002 compared to a year ago. Organic revenue growth, excluding the effects of foreign exchange, acquisitions and disposals, was 19% for the quarter ended December 31, 2002. Operating margin, or operating income excluding non-cash compensation for performance-based stock options and gain or loss on disposal of operations to total revenues, rose to 31% in the fourth quarter 2002 compared to 26% a year ago. EBITDA margin, or revenues less general and administrative expenses (excluding non-cash compensation) to total revenues, rose to 33% for the fourth quarter 2002, from 30% last year.
    For the year ended December 31, 2002, operating cash earnings rose 84% to $271 million, or $1.62 per diluted share, compared to $147 million, or $0.99 per diluted share, a year ago. Total reported revenues were $1,735 million, up 22% from last year. Organic revenue growth was 18% for the year ended December 31, 2002. Operating margin for the full year 2002 expanded to 28% from 21% in 2001. EBITDA margin rose to 30% for the full year 2002, from 26% a year ago.
    Joe Plumeri, Chairman and Chief Executive Officer said, "Our results in 2002 further validated our model as a global broker specializing in providing risk management services. We are focused on our core brokerage business, where we can be responsive, creative problem solvers for our clients. Growing within this framework, while maintaining disciplined expense management and a strong balance sheet has enabled us to deliver 12 consecutive quarters of record operating results.
    "We are proving every day that a global company can provide local, client-focused delivery and service," Plumeri continued. "With this approach supported by a strong sales culture defined by teamwork, training and incentive compensation, Willis will continue to build on the platform we have in place."
    The Company generated substantial free cash flow in 2002, which was in part used to repay $220 million of long-term debt during the past year. At December 31, 2002, total long-term debt was $567 million, down 28%, from a year ago. Total stockholders' equity at year-end was approximately $850 million, resulting in a total long-term debt to capital ratio of 40%. There was approximately $120 million of unrestricted cash at December 31, 2002, providing significant financial flexibility to support the cash needs of the company.
    "It has been less than two years since the Company's initial public offering," Plumeri noted. "During that time, we have seen steady improvement in operating performance. We have financial flexibility supported by a strong balance sheet and cash flow, and believe the initiation of a cash dividend at this time is an appropriate return to our shareholders."
    Willis recently completed several transactions consistent with its strategy. During the fourth quarter, the Company acquired Special Risk Advisors, a sports and entertainment insurance brokerage firm, and disposed of a life and health third party administration business unit. Subsequent to year-end, the Company acquired Sunaro, an employee benefits technology company and increased its ownership position in two subsidiaries. Willis acquired the remaining 22% interest in subsidiary, Willis GmbH & Co., KG, Germany's third largest broker. The Company and its associate, Gras Savoye, increased their ownership to 100% of Willis Iberia, with Willis owning 77% and Gras Savoye owning 23%.
    Commenting on the current insurance marketplace, Plumeri said, "We anticipate that insurance premium rates will continue to rise at least through 2003. The rate of increase varies by line and geography. We continue to see greater risk awareness and demand for our risk management services, including alternative risk transfer solutions."
    Plumeri concluded, "This Company is managed for growth and, in this current environment, intends to grow operating cash earnings per share by 25% or better in 2003 over the $1.62 reported for the year ended December 31, 2002. Beyond 2003, the Company expects to grow operating cash earnings per share by 15% or better each year, in all market environments."
    As a result of non-cash performance option compensation recorded in 2002 and 2001, the Company reported net income for the quarter ended December 31, 2002 of $118 million, or $0.70 per diluted share, compared with $27 million, or $0.16 per diluted share, for the same quarter last year. Reported net income for the year ended December 31, 2002 was $210 million, or $1.28 per diluted share, compared to $2 million, or $0.01 per diluted share, a year ago.
    The Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142), effective January 1, 2002. On implementing SFAS 142, amortization of goodwill ceased, leading to an increase in diluted earnings per share of approximately $0.05 compared to the fourth quarter of 2001, and $0.21 per diluted share compared to the year ended December 31, 2001, while no impairment charges resulted from its implementation.
    As of December 31, 2002, a majority of the Company's shares were for the first time held by U.S. residents and, accordingly, the Company ceased to be treated as a foreign private issuer and became a domestic private issuer for U.S. securities law purposes. As a domestic private issuer, the Company will cease filing Form 20-F annual reports and Form 6-K quarterly reports with the Securities and Exchange Commission and will file Form 10-K annual reports and Form 10-Q quarterly reports commencing with the annual report to be filed for the year ended December 31, 2002.

    Willis Group Holdings is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. With over 300 offices in about 80 countries, its global team of 13,000 associates serves clients in 180 countries. Willis has particular expertise in serving the needs of clients in such major industries as construction, aerospace, marine and energy. In June 2001 the Group returned to public ownership. Additional information on Willis may be found on its web site www.willis.com.

    This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results are contained in the Company's filings with the Securities and Exchange Commission.

                     WILLIS GROUP HOLDINGS LIMITED
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in millions, except per share data)
                              (unaudited)

                              Three months ended       Year ended
                                 December 31,          December 31,
                              ------------------    ------------------
                                2002       2001       2002       2001
                              -------    -------    -------    -------
Revenues:
 Commissions and fees         $  461     $  370     $1,661     $1,357
 Interest income                  22         17         74         67
                              -------    -------    -------    -------
  Total Revenues                 483        387      1,735      1,424
                              -------    -------    -------    -------
Expenses:
 General and
  administrative expenses
  (excluding non-cash
  compensation)                  324        270      1,214      1,054
 Non-cash compensation -
  performance options
  (Note 1)                       (34)        13         80        158
 Depreciation expense              9          8         34         33
 Amortization of goodwill
  and other intangibles            1          9          1         35
 (Gain) loss on disposal
  of operations                  (14)         5        (13)       (17)
                              -------    -------    -------    -------
  Total Expenses                 286        305      1,316      1,263
                              -------    -------    -------    -------
Operating Income                 197         82        419        161
Interest Expense                  15         19         65         82
                              -------    -------    -------    -------
Income before Income
 Taxes, Equity in Net
 Income of Associates and
 Minority Interest               182         63        354         79
Income Tax Expense                58         26        141         62
                              -------    -------    -------    -------
Income before Equity in
 Net Income of Associates
 and Minority Interest           124         37        213         17
Equity in Net Income of
 Associates                       (1)        (5)         9          4
Minority Interest
 (including preferred
 dividends $nil, $nil,
 $nil, $12)                       (5)        (5)       (12)       (19)
                              -------    -------    -------    -------
Net Income                    $  118     $   27     $  210     $    2
                              =======    =======    =======    =======
Net Income per Share
 - Basic                      $ 0.80     $ 0.18     $ 1.43     $ 0.01
 - Diluted                    $ 0.70     $ 0.16     $ 1.28     $ 0.01
                              =======    =======    =======    =======

Average Number of Shares
 Outstanding
 - Basic                         147        146        147        136
 - Diluted                       168        165        164        148
                              =======    =======    =======    =======


                  SUPPLEMENTAL FINANCIAL INFORMATION
                 (in millions, except per share data)
                              (unaudited)

Operating Cash Earnings
 (Note 2)                     $   83     $   49     $  271     $  147
Operating Cash Earnings
 per Diluted Share (Notes
 2 and 3)                     $ 0.49     $ 0.30     $ 1.62     $ 0.99
Average Number of Diluted
 Shares, Operating Basis
 (Note 3)                        168        165        167        148
                              =======    =======    =======    =======


                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                 (in millions, except per share data)
                              (unaudited)

                              Three months ended       Year ended
                                 December 31,          December 31,
                              ------------------    ------------------
                                2002       2001       2002       2001
                              -------    -------    -------    -------
Operating Income and
 EBITDA:
Total revenues                $  483     $  387     $1,735     $1,424
General and administrative
 expenses (excluding non-
 cash compensation)              324        270      1,214      1,054
                              -------    -------    -------    -------
EBITDA                           159        117        521        370
Depreciation expense               9          8         34         33
Amortization of goodwill
 and other intangibles             1          9          1         35
                              -------    -------    -------    -------
Operating Income,
 excluding non-cash
 compensation -
 performance options and
 gain or loss on disposal
 of operations                $  149     $  100     $  486     $  302
                              =======    =======    =======    =======
EBITDA Margin                     33%        30%        30%        26%
Operating Margin                  31%        26%        28%        21%
Organic Revenue Growth,
 excluding the effects of
 foreign exchange,
 acquisitions and
 disposals                        19%        14%        18%        12%

    Note 1: Non-Cash Compensation - Performance Options

    A non-cash compensation credit for performance-based stock options was recorded in the amount of $34 million in the fourth quarter of 2002 compared to a charge of $13 million in the same quarter a year ago. The charges recorded in the years ended December 31, 2002 and 2001 were $80 million and $158 million, respectively. These charges, which the Company began to take in the third quarter 2001, recognize performance-based stock options granted to management by the Board of Directors as part of the 1998 buyout arrangement with KKR, for meeting or exceeding 2001 and 2002 targets. In accordance with U.S. GAAP, a quarterly charge is recognized, on a cumulative basis, calculated in accordance with the vesting schedule and the period-end stock price until the end of the performance period, when the stock price becomes fixed. The performance period ended on December 31, 2002 when the stock price was $28.67. On a cumulative basis at December 31, 2002, the Company has recognized $238 million, or approximately 85% of the total estimated charge. The remaining estimated charge of $44 million will be recognized quarterly through 2004 in accordance with the vesting schedule.

    Note 2: Operating Cash Earnings

    The Company believes that Operating Cash Earnings is a measure helpful to investors because it shows the results of the Company's trading and finance costs without the impact of non-cash and non-recurring items. The derivation of Operating Cash Earnings from Net Income under U.S. GAAP is shown below:


                              Three months ended       Year ended
                                 December 31,          December 31,
                              ------------------    ------------------
                                2002       2001       2002       2001
                              -------    -------    -------    -------
Net income, as reported       $  118     $   27     $  210     $    2
Non-cash compensation  -
 performance options (net
 of tax expense (benefit)
 $(6), $2, $13, $26)             (28)        11         67        132
Amortization of goodwill
 and other intangibles             1          9          1         35
(Gain) loss on disposal of
 operations (net of tax
 expense (benefit) $(6),
 $nil, $(6), $(6))                (8)         5         (7)       (11)
Non-recurring tax credit           -         (3)         -        (11)
                              -------    -------    -------    -------
Operating Cash Earnings       $   83     $   49     $  271     $  147
                              =======    =======    =======    =======

    Note 3: Average Number of Diluted Shares, Operating Basis

    In accordance with SFAS 128, "Earnings per Share", potentially issuable shares are not included in the Average Number of Diluted Shares Outstanding until the period in which the actual results meet or exceed the performance criteria. The actual results exceeded the performance criteria in the third quarter of 2002. Accordingly, outstanding performance options have been included from the beginning of the third quarter 2002 in calculating the 164 million Diluted Shares Outstanding at December 31, 2002. Management believes it is helpful to investors to present for each period the average number of diluted shares on the assumption that the performance options would ultimately be earned in full. Accordingly, outstanding performance options have been included from the beginning of 2002 in calculating the 167 million Diluted Shares, Operating Basis at December 31, 2002.

    Note 4: Pension Plans

    The Company is in the process of completing its annual year-end review of its U.S. and U.K. pension plans. As a result of declining investment returns and a decrease in the value of securities held in the plans, the Company recorded an increase in the minimum pension liability of approximately $170 million, net of tax, with a commensurate reduction in shareholders' equity. There were no supplemental cash contributions required to be made to the plans in 2002, and they continue to be funded in accordance with actuarial recommendations. For 2003, the Company has maintained its expected long-term rate of return on assets for the U.S. plan at 8.5% and for the U.K. plan at 7.25%.

    --30--KB/ny*

    CONTACT: Willis Group Holdings Limited, New York
             Investors:
             Kerry K. Calaiaro, 212/837-0880
             calaiaro_ke@willis.com
             Media:
             Nicholas Jones, +44 20 7488-8190
             jonesnr@willis.com
             Dan Prince, 212/837-0806
             prince_da@willis.com

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            WILLIS GROUP HOLDINGS LIMITED

                                            By: ____/s/ Mary E. Caiazzo_________
                                            Mary E. Caiazzo
                                            Assistant General Counsel

Date:  FEBRUARY 5, 2003